                                                        Exhibit 99.1

REPORT OF ERNST & YOUNG LLP,
INDEPENDENT AUDITORS

Shareholders and Board of Directors
 Mail Boxes Etc.

We have audited the accompanying consolidated balance sheets of Mail Boxes Etc. as of April 30, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mail Boxes Etc. at April 30, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended April 30, 1996, in conformity with generally accepted accounting principles.

                                            Ernst & Young LLP
San Diego, California
June 4, 1996

                               Mail Boxes Etc.
                        Consolidated Balance Sheets
                    (In thousands, except share amounts)

                                                                                                    April 30,
                                                                                               --------------------
Assets                                                                                           1996       1995
---------------------------------------------------------------------------------------------  ---------  ---------
Current Assets: Cash and cash equivalents                                                      $   1,416  $     391
      Restricted cash--franchisee deposits                                                         2,073      1,614
      Short-term investments                                                                      21,825     10,037
      Accounts receivable, net of allowance for doubtful accounts of $1,507 and $1,212, at
        April 30, 1996 and 1995, respectively                                                      6,799      6,723
      Receivable from National Media Fund                                                            770      1,600
      Inventories                                                                                    544        983
      Current portion of notes receivable                                                          6,756      6,065
      Current portion of net investment in sales-type and direct financing leases                  2,414      2,489
      Deferred income taxes                                                                        1,846      1,454
      Re-acquired area and center rights held for resale                                             638      1,016
      Other                                                                                        1,063      1,005
                                                                                               ---------  ---------
          Total current assets                                                                    46,144     33,377
Notes receivable, net                                                                             10,831     11,429
Net investment in sales-type and direct financing leases                                           7,518      8,840
Property and equipment:
      Land                                                                                         1,200      1,200
      Building and improvements                                                                    4,201      4,178
      Office furniture and equipment                                                               4,018      3,486
      Vehicles                                                                                       209        195
                                                                                               ---------  ---------
       Total property and equipment                                                                9,628      9,059
       Less accumulated depreciation and amortization                                              4,247      3,444
                                                                                               ---------  ---------
       Net property and equipment                                                                  5,381      5,615
Excess of cost over assets acquired, net of accumulated amortization of $549 and $492 at
  April 30, 1996 and 1995, respectively                                                              441        498
Re-acquired area rights, net of accumulated amortization of $240 and $79 at April 30, 1996
  and 1995, respectively                                                                           3,240      3,031
Deferred income taxes                                                                              1,307        651
Other assets                                                                                         904        853
                                                                                               ---------  ---------
      Total assets                                                                             $  75,766  $  64,294
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Liabilities and Shareholders' Equity
Current Liabilities:
      Accounts payable                                                                         $   2,096  $   1,151
      Franchisee deposits                                                                          2,619      2,153
      Royalties, referrals and commissions payable                                                 2,515      2,449
      Accrued employee expenses and related taxes                                                  1,963      1,463
      Other accrued expenses                                                                       2,012      1,174
      Income taxes payable                                                                           838        717
      Current maturities of long-term debt                                                           958      1,705
                                                                                               ---------  ---------
          Total current liabilities                                                               13,001     10,812
Long-term debt, net of current maturities                                                          1,402      1,337
Commitments and contingencies
Shareholders' equity:
      Preferred stock, no par value, 10,000,000 shares authorized, with none issued and
        outstanding                                                                                   --         --
      Common stock, no par value, 40,000,000 shares authorized, with 11,139,698 and
        11,058,387 shares issued outstanding at April 30, 1996 and 1995, respectively             14,944     14,455
      Retained earnings                                                                           46,419     37,690
                                                                                               ---------  ---------
          Total shareholders' equity                                                              61,363     52,145
                                                                                               ---------  ---------
          Total liabilities and shareholders' equity                                           $  75,766  $  64,294
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                                            See accompanying notes

                                Mail Boxes Etc.
                     Consolidated Statements of Income
                   (In thousands, except per share data)

                                                                                    FISCAL YEARS ENDED APRIL 30,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Revenue:
        Royalty and marketing fees                                                 $  30,947  $  24,673  $  19,972
        Franchise fees                                                                 8,557      8,670      7,837
        Sales of supplies and equipment                                               10,839     10,020     10,820
        Interest income on leases and other                                            6,975      5,424      3,972
        Company centers                                                                1,789      1,564      1,059
                                                                                   ---------  ---------  ---------
          Total revenue                                                               59,107     50,351     43,660
Cost and Expenses:
        Franchise operations                                                          14,881     12,506     10,480
        Franchise development                                                          5,883      5,090      3,896
        Cost of supplies and equipment sold                                            8,465      7,915      8,914
        Marketing                                                                      4,068      4,630      3,713
        General and administrative                                                    10,293      7,878      6,105
        Company centers                                                                1,842      1,598      1,026
                                                                                   ---------  ---------  ---------
          Total cost and expenses                                                     45,432     39,617     34,134
                                                                                   ---------  ---------  ---------
Operating income                                                                      13,675     10,734      9,526
Interest on investments and other                                                        674        447        642
                                                                                   ---------  ---------  ---------
Income before provision for income taxes                                              14,349     11,181     10,168
Provision for income taxes                                                             5,620      4,411      4,136
                                                                                   ---------  ---------  ---------
        Net income                                                                 $   8,729  $   6,770  $   6,032
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Net income per common share                                                        $    0.77  $    0.60  $    0.49
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Weighted average common and common equivalent shares outstanding                      11,403     11,357     12,433
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------


                                  See accompanying notes

      -
                                Mail Boxes Etc.
                Consolidated Statements of Shareholders' Equity
                                (In thousands)

                                                                             Common stock
                                                                         --------------------  Retained
                                                                          Shares     Amount    Earnings     Total
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1993                                                     12,267  $  24,620  $  24,888  $  49,508
Exercise of employee stock options                                              72        429                   429
Common stock repurchased                                                      (770)    (6,317)               (6,317)
Income tax benefit from stock option activity                                             463                   463
Net income                                                                                         6,032      6,032
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1994                                                     11,569     19,195     30,920     50,115
Exercise of employee stock options and other                                   146        928                   928
Common stock repurchased                                                      (657)    (5,681)               (5,681)
Income tax benefit from stock option activity                                              13                    13
Net income                                                                                         6,770      6,770
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1995                                                     11,058     14,455     37,690     52,145
Exercise of employee
  stock options and other                                                      221      2,135                 2,135
Common stock repurchased                                                      (140)    (1,922)               (1,922)
Income tax benefit from stock option activity                                             276                   276
Net income                                                                                         8,729      8,729
                                                                         ---------  ---------  ---------  ---------
Balance, April 30, 1996                                                     11,139  $  14,944  $  46,419  $  61,363
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------



                                  See accompanying notes

                                Mail Boxes Etc.
                      Consolidated Statements of Cash flows
                                 (In thousands)

                                                                                            Fiscal Years Ended ApriL 30,
                                                                                           -------------------------------
                                                                                             1996       1995       1994
                                                                                           ---------  ---------  ---------
Operating Activities:
        Net income                                                                         $   8,729  $   6,770  $   6,032
        Adjustments to reconcile net
         income to net cash provided
         from (used in) operating
          activities:
          Depreciation and amortization                                                        1,030      1,024      1,054
          Gain on sale of equipment under sales type lease agreements                           (558)      (681)      (965)
          Increase in allowance for bad debts                                                    880      1,236        658
          Loss on retirement of fixed assets                                                       4        122         22
          Deferred income taxes                                                               (1,054)    (1,023)      (843)
        Changes in assets and liabilities:
          Restricted cash                                                                       (459)      (252)       624
          Accounts and notes receivable                                                       (1,049)    (7,386)    (4,772)
          Receivable from National Media Fund                                                    830     (1,600)        --
          Assets leased to franchisees and inventories                                        (1,235)    (1,999)    (3,689)
          Re-acquired area and center rights held for resale                                     378        261       (427)
          Other current assets                                                                   (58)       421       (724)
          Other assets                                                                           152        173       (206)
          Accounts payable                                                                       945        419       (295)
          Franchisee deposits                                                                    466        747       (630)
          Royalties, referrals and commissions payable                                            66        610        160
          Accrued employee expenses and related taxes                                            500        697       (173)
          Other accrued expenses                                                                 838        821         17
          Income taxes payable                                                                   397        730       (189)
                                                                                           ---------  ---------  ---------
        Net cash flows provided
         from (used in)
         operating activities                                                                 10,802      1,090     (4,346)
Investing Activities:
        Net change in short-term investments                                                 (11,773)       389      5,685
        Additions to property and equipment                                                     (472)      (477)      (438)
        Principal payments received on sales-type leases                                       3,628      3,223      3,893
        Re-acquired area rights                                                                 (185)      (887)        --
                                                                                           ---------  ---------  ---------
                Net cash flows provided
                 from (used in) investing activities                                          (8,802)     2,248      9,140

         Financing Activities:
        Borrowing under line of credit                                                         3,720      3,800         --
        Repayments under line of credit                                                       (4,550)    (2,200)        --
        Repayments on notes payable                                                             (146)       (54)        --
        Repurchase of common shares                                                           (1,922)    (5,681)    (6,317)
        Proceeds from the issuance of common stock                                             1,923        937        429
                                                                                           ---------  ---------  ---------
        Net cash flows used in financing activities                                             (975)    (3,198)    (5,888)
                                                                                           ---------  ---------  ---------
Increase (decrease) in cash and cash equivalents                                               1,025        140     (1,094)
Cash and cash equivalents at beginning
  of year                                                                                        391        251      1,345
                                                                                           ---------  ---------  ---------
Cash and cash equivalents at end of year                                                   $   1,416  $     391  $     251
                                                                                           ---------  ---------  ---------
Supplemental Disclosures of
    Cash Flow Information:
        Cash paid during the year for income taxes                                         $   6,348  $   5,479  $   5,965
    Interest expense                                                                             155         98         32
Supplemental Schedule of Non-Cash and Financing Activities
 Equipment sold under sales-type leases                                                    $   2,232  $   2,724  $   4,596
        Cost of equipment sold under sales-type leases                                         1,674      2,043      3,631
        Notes payable issued in connection with re-acquired area rights                          185      1,495         --
        Accounts and notes forgiven in connection with re-acquired area rights                    --           468      --
        Exchange of area rights                                                                   --            260     --

                           See accompanying notes

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

    Mail Boxes Etc. ("MBE" or "the Company") was incorporated in November, 1983, as a California corporation. It operates domestically through one wholly-owned subsidiary, Mail Boxes Etc. USA, Inc. This subsidiary grants territorial franchise rights for the operation or sale of service centers specializing in postal, packaging, business and communication services. The purchase price paid by the Company to acquire this subsidiary exceeded the subsidiary's net assets by $858 thousand; the excess is being amortized on the straight-line method over 20 years.

    The Company acquired a majority interest in the master license for the United Kingdom during FY96. Subsequent to the end of the year MBE acquired the remaining interest in the United Kingdom. All accounts of this foreign subsidiary have been measured using U.S. dollars as the functional currency. The gains and losses arising from the measurement of the foreign subsidiary's account have not been significant.

    The Company provides franchisees with a system of business training, advice regarding site location, marketing, advertising programs and management support designed to assist the franchisee in opening and operating MBE Centers.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION

    The Company enters into area and individual franchise agreements in the United States and master license agreements in other countries. Area franchise agreements grant the area franchisee the exclusive right to market individual franchise centers for the Company in the area franchisee's territory. The area franchisee generally receives a commission on individual franchises sold as well as a share of future royalties earned by the Company from centers in the area franchisee's territory. Individual franchise agreements grant the individual franchisee the exclusive right to open and operate a franchise center in the individual franchisee's territory.

    Franchise fee revenue is recognized upon completion of all significant initial services provided to the franchisee, area franchisee or master licensee and upon satisfaction of all material conditions of the franchise agreement, area franchise agreement or master license.

    For individual franchise sales, the significant initial obligations that must be completed before any revenue is recognized are: the site is located, a store lease is in place, the franchise agreement has been signed, the store design and layout is complete, all manuals and systems have been provided, and training at MBE is completed.

    For area franchise sales, the significant initial obligations that must be completed before any revenue is recognized are: all operating manuals are provided, training is completed and a pilot center is opened. For master license agreements, the significant initial obligations that must be completed before any revenue is recognized are: all operating manuals are provided and training is completed.

    Revenue is recognized using the installment method when the revenue is collectable over an extended period and no reasonable basis exists for estimating collectibility.

    On a monthly basis, all individual franchisees are required to pay royalty and marketing fees to the Company based upon a percentage of each franchisee's sales (as defined). Such fees are recognized as revenue based upon reported or estimated sales activity by the franchisees. Revenue from sales of supplies and equipment is recognized when orders are shipped, or the lease is completed, whichever is later.

    In FY95, the National Media Fund was created to administer national advertising programs. The National Media Fund is managed by a committee of area franchisees, individual franchisees and MBE. Certain advertising fees, based on franchisees' sales (as defined), are collected by the Company for the National Media Fund. Such advertising fees are not included in the accompanying financial statements. As of April 30, 1996, the Company had advanced $770 thousand to the National Media Fund to fund certain national advertising programs. These advances, including interest, are to be repaid to the Company during FY97 based on the collection of the advertising fees and availability of funds.

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

    The Company considers cash equivalents to be those instruments which have original maturities of three months or less.

    In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective for fiscal years beginning after December 15, 1993. The Company adopted the new standard beginning May 1, 1994. The cumulative effect of the adoption of Statement No. 115 was immaterial. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities for which the Company does not have the intent or the ability to hold to maturity are classified as available for sale along with the Company's investments in equity securities.

    Securities classified as available for sale are carried at fair value, with unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. At April 30, 1996, the Company had no investments that were classified as trading or held to maturity as defined by Statement No. 115.

    Realized gains and losses are included in interest income. The cost of securities sold is based on the specific identification method. Interest on securities classified as available for sale is included in interest income.

    The following is a summary of cash and the estimated fair value of available for sale securities by balance sheet classification at April 30, 1996:

Cash and cash equivalents (In thousands):
Cash                                                                 $   1,339
Money market fund                                                           77
Short-term investments (In thousands):
U.S. Government guaranteed securities                                    4,000
Mutual fund preferred equity securities                                 17,825
                                                                     ---------
Total cash, cash equivalents and short-term investments              $  23,241
                                                                     ---------
                                                                     ---------

    The estimated fair value of each investment approximates the amortized cost, and therefore, there are no unrealized gains or losses as of April 30, 1996.

    "Restricted cash-franchisee deposits" is the amount that prospective franchisees have deposited into a separate account managed by MBE. When all of the requirements for recognizing revenue for an individual, area or master license sale are completed (see the "Revenue Recognition" section of Note 1), then the deposit amount is transferred from this separate account into MBE's regular account and the revenue from the sale is recognized. If MBE's obligations are not completed then these deposits are usually refundable. The account, "Franchisee deposits", in the liability section of the balance sheet includes the restricted cash deposit amount plus any other monies deposited with MBE by its franchisees. These amounts are either not refundable or they are not related to a sale.

CONCENTRATION OF CREDIT RISK

    The Company invests its excess cash in debt and equity instruments of financial institutions and corporations with strong credit ratings. The Company has established guidelines relative to diversification and maturities that attempt to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant losses on its cash equivalents or short-term investments.

    Receivables from franchisees include trade receivables, lease receivables and notes receivable. Credit is extended based on an evaluation of the franchisee's financial condition. Sales-type and direct financing leases are collateralized by the leased equipment and fixtures.

    Trade receivables are not collateralized. However, the center ownership transfer process requires that amounts owed be paid when a center is transferred.

    Notes receivable from area franchisees and master licensees are collateralized by the area rights or master license rights, respectively. Credit losses are provided for in the financial statements.

ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of resources and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

    Inventories consist of supplies and equipment held for resale to franchisees and equipment held for lease. Inventories are recorded at the lower of cost (first-in, first-out method) or market.

RE-ACQUIRED INDIVIDUAL AND AREA FRANCHISE RIGHTS

    The Company repurchases franchise rights for two primary reasons. The Company may repurchase area rights with the intention of developing a better support system and then reselling the areas within a short period of time. The Company may acquire individual center rights to upgrade the center and then resell it within a short period of time. The Company had an investment of approximately $638 thousand and $1.0 million in such individual and area rights at April 30, 1996 and 1995, respectively. The Company may also repurchase the area rights with the primary intention of retaining the royalties normally shared with the former area franchisees and maintaining such rights as long-term investments. The area repurchases have been accounted for as purchases as opposed to pooling transactions. The Company records these area repurchases at cost less accumulated amortization. Periodically the Company assesses the fair value of these areas based on estimated cash flows to determine if an impairment in the value has occurred and an adjustment is necessary. As of April 30, 1996 no adjustment is necessary. The Company had an investment of $3.2 million in such area rights at April 30, 1996. Area franchise rights held as long-term investments are amortized over a period of 20 years.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation and amortization is computed using the straight-line method over the following estimated useful lives:

Building                                                       31.5 years
                                                               12.5-31.5
Building improvements                                          years
Office furniture and equipment                                 3-5 years
Vehicles                                                       3 years

NEW ACCOUNTING STANDARDS

    During 1995, Financial Accounting Standards Board issued SFAS No. 123 "Accounting for Stock Based Compensation." The statement allows companies to measure compensation cost in connection with employee stock compensation plans using a fair value based method or to continue to use an intrinsic value based method, which generally does not result in compensation expense. The Company plans to continue using the intrinsic value based method.

    During FY96, the Company adopted SFAS No. 121, Accounting for the Impairment of Long--Lived Assets. The effect of the adoption of SFAS 121 was not material.

NET INCOME PER COMMON SHARE

    Earnings per share are based on the weighted average number of common shares and common share equivalents (stock options) outstanding during the period.

INCOME TAXES

    The Company accounts for income taxes pursuant to Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes."

2. NOTES RECEIVABLE

    Notes receivable consist of the following at April 30:

                                                                            1996       1995
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Notes with interest rates ranging from 8%-14%, from individual
  franchisees, due at varying dates through 2004.                         $  11,170  $  10,220
Notes with interest rates ranging from 8%-14%, from area franchisees,
  due at varying dates through 2004.                                          6,611      6,220
Notes with interest rates ranging from 8.5%--11.75%, from master
  licensees, due at varying dates through 2001.                               1,806      2,469
                                                                          ---------  ---------
                                                                             19,587     18,909
Less portion due within one year                                             (6,756)    (6,065)
Less allowance for uncollectible notes                                       (2,000)    (1,415)
                                                                          ---------  ---------
                                                                          $  10,831  $  11,429
                                                                          ---------  ---------
                                                                          ---------  ---------
Interest earned for the fiscal year ended April 30:                       $   2,041  $   1,537
                                                                          ---------  ---------
                                                                          ---------  ---------

    Scheduled principal maturities for notes receivable as of April 30, 1996, are as follows (in thousands): 1997--$6,756; 1998--$3,838; 1999--$3,188;
2000--$2,321; 2001--$1,566 and thereafter -$1,918.

    At April 30, 1996, the Company is obligated to fund approximately $350 thousand under certain financing programs offered to franchisees.

3.NET INVESTMENT SALES -TYPE AND DIRECT FINANCING LEASES

    The Company leases various types of office and computer equipment to franchisees under three to eight-year lease agreements. The following summarizes the components of the net investment in sales-type and direct financing leases at April, 30:

                                                                            1996       1995
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Total minimum lease payments to be received                               $  13,241  $  15,429
Less unearned income                                                         (3,309)    (4,100)
                                                                          ---------  ---------
Net investment in sales-type and direct financing leases                      9,932     11,329
Less portion due within one year                                             (2,414)    (2,489)
                                                                          ---------  ---------
                                                                          $   7,518  $   8,840
                                                                          ---------  ---------
                                                                          ---------  ---------
Interest earned for the fiscal year ended April 30:                       $   1,420  $   1,525
                                                                          ---------  ---------
                                                                          ---------  ---------

    Annual minimum lease payments subsequent to April 30, 1996, are as follows (in thousands): 1997-- $3,608; 1998--$3,176; 1999 -$2,506; 2000--$1,759;
2001--$1,122; and thereafter--$1,070.

4. DEBT

    The Company has a line of credit with a bank which allows maximum borrowings of $7 million. As of April 30, 1996, $0.8 million has been borrowed and $6.2 million is available for borrowing under the line of credit.

    The line of credit is unsecured and bears interest at a rate based on LIBOR plus certain basis points (6.61% at April 30, 1996). The agreement expires on September 1, 1998, at which time all outstanding borrowing can be converted to a three-year term loan, which would be payable in equal monthly installments. The line of credit agreement contains various covenants, including limitations on additional indebtedness and maintaining certain financial ratios.

5. NOTES PAYABLE

    Long-term debt consists of notes payable to former area franchisees in connection with the repurchase of area franchise rights. Payments are made in monthly installments of $23 thousand including interest at 8% to 8.5% per annum. Included in notes payable is $816 thousand payable to a former area franchisee. Aggregate principal maturities on notes payable at April 30, 1996 are as follows (in thousands): 1997--$162; 1998--$176; 1999--$174;
2000--$154; 2001-- $167; and thereafter--$670.

6. INCOME TAXES

    The provision for income taxes consists of the following for each of the years ended April 30:

                                          (IN THOUSANDS)
                                 -------------------------------
                                     1996       1995       1994
                                  ---------  ---------  ---------
Current:
            Federal               $   5,324  $   4,352  $   3,841
            State                     1,344      1,088      1,138
                                  ---------  ---------  ---------
                                      6,668      5,440      4,979
Deferred:
            Federal                    (913)      (890)      (732)
            State                      (135)      (139)      (111)
                                  ---------  ---------  ---------
                                     (1,048)    (1,029)      (843)
                                  ---------  ---------  ---------
                                  $   5,620  $   4,411  $   4,136
                                  ---------  ---------  ---------
                                  ---------  ---------  ---------

    The Company has derived tax deductions measured by the excess of the market value over the option price at the date employee stock options were exercised. The cumulative related tax benefit of approximately $752 thousand has been credited to common stock.

    Significant components of the Company's deferred tax assets for federal and state income taxes as of April 30 are:

DEFERRED TAX ASSETS:
                                      1996       1995       1994
                                            (IN THOUSANDS)
                                   -------------------------------
Valuation reserves                 $   2,646  $   1,679  $     628
State taxes                              339        295        352
Deferred compensation                    168        131         96
                                   ---------  ---------  ---------
Total deferred tax assets          $   3,153  $   2,105  $   1,076
                                   ---------  ---------  ---------
                                   ---------  ---------  ---------

    A reconciliation between the amount of tax computed by multiplying income before taxes by the applicable statutory rates and the amount of reported taxes is as follows:

                                                  1996       1995       1994
                                                ---------  ---------  ---------
Statutory rate                                  35.0%      34.0%      34.0%
State tax, net of federal tax benefit            5.5%       5.6%       6.5%
Other                                           (1.3%)     (0.1%)      0.2%
                                                -----      -----      -----
                                                39.2%      39.5%      40.7%
                                                -----      -----      -----
                                                -----      -----      -----

7. STOCK OPTIONS

    The Company has granted options to directors, officers and key employees under stock option plans to purchase shares of the Company's common stock.

    Options are generally granted at prices equal to the fair market value of the shares at the date of grant and are generally exercisable in equal increments over three to five years, commencing one year after the date of grant. At April 30, 1996, 394 thousand options were exercisable and the Company had nearly 3.0 million shares available for future grant under the stock option plan for employees and 160 thousand shares available for future grant under the stock option plans for outside directors. Transactions under the stock option plans during FY96, FY95 and FY94 are summarized as follows:

                                                                                                        PRICE PER
                                                                                  NUMBER OF SHARES        SHARE
                                                                                 -------------------  --------------
                                                                                           (IN THOUSANDS)
Outstanding at April 30, 1993                                                               768        $ 2.91-20.50
Granted                                                                                     227         10.50-12.75
Exercised                                                                                   (72)         2.91- 9.43
Cancelled                                                                                   (76)         7.03-13.75
                                                                                          -----       --------------
Outstanding at April 30, 1994                                                               847          4.13-20.50
Granted                                                                                     258          6.81- 9.88
Exercised                                                                                  (146)         4.13- 7.74
Cancelled                                                                                   (45)         6.81-13.75
                                                                                          -----       --------------
Outstanding at April 30, 1995                                                               914          4.13-20.50
Granted                                                                                     441          8.25-18.88
Exercised                                                                                  (221)         4.13-13.75
Cancelled                                                                                   (21)         9.44-13.75
                                                                                          -----       --------------
Outstanding at April 30, 1996                                                             1,113        $ 4.13-20.50
                                                                                          -----       --------------
                                                                                          -----       --------------

8. FRANCHISE FEES

    Franchise fees consist of the following for each of the years ended April
30:

                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
                                                                                               (IN THOUSANDS)
Individual franchises                                                                  $   6,397  $   6,774  $   6,310
Area franchises                                                                              292         58        218
Master licenses & international fees                                                         957      1,170      1,142
Transfer and renewal fees                                                                    911        668        167
                                                                                       ---------  ---------  ---------
                                                                                       $   8,557  $   8,670  $   7,837
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

9. ROYALTY EXPENSES

    Royalties shared with area franchisees are included in franchise operations in the accompanying consolidated statements of income and are as follows (in thousands): 1996--$11,686; 1995--$9,689; and 1994--$8,126.

10. EMPLOYEE BENEFIT PLANS

    In November 1988, the Company adopted an amended and restated Stock Purchase and Salary Savings Plan (Plan) covering substantially all employees that have been employed for at least six months and meet other age and eligibility requirements. Employees may contribute up to ten percent of compensation per year (subject to a maximum limit by federal tax law) into various funds.

    Profit sharing contributions by the Company to the Plan are made at the discretion of the Board of Directors and were $450 thousand, $420 thousand and $120 thousand for the years ended April 30, 1996, 1995 and 1994, respectively. At the discretion of the Board of Directors, the Company may also make annual matching contributions to the Plan. Matching contributions for 1996, 1995 and 1994 were equal to 50% of the employee's contributions.

    The Company has entered into an employment agreement with its chief executive officer, under which the Company agreed to obtain a split dollar life insurance policy for his benefit. The Company contributed $100 thousand in both FY96 and FY95, towards the funding of this policy. The Company has retained an equity interest in this policy equal to the extent of its contributions. Consequently, there is no effect on the Company's earnings as a result of these contributions. Contributions after FY96 will be determined annually by the Board of Directors.

11. LITIGATION

    The Company has become subject to various lawsuits and claims from its franchisees and former employees in the course of conducting its business. While the Company intends to vigorously defend these actions, management is unable to make a meaningful estimate of the amount or range of loss that could result from an unfavorable outcome of all pending litigation. It is possible that the Company's results of operations in a particular quarter or annual period could be materially adversely affected by an ultimate unfavorable outcome of certain pending litigation. Management believes, however, that the ultimate outcome of all pending litigation should not have a material adverse effect on the Company's financial position or liquidity.

12. RELATED PARTY TRANSACTIONS

    A significant portion of the franchisees' revenues is generated by UPS services. The Company receives royalty revenue based on revenues earned by the franchisees. The Company recognized royalty and marketing fee revenues generated from UPS services of $9.3 million, $7.4 million and $5.9 million for the years ended April 30, 1996, 1995, and 1994, respectively.

13. QUARTERLY INFORMATION (UNAUDITED)

    The following quarterly information includes all adjustments which management considers necessary for a fair statement of such information. For interim quarterly financial statements, the provision for income taxes is estimated using the best available information for projected results for the entire year (in thousands, except for per share data).

FY96                                                                      FIRST     SECOND      THIRD     FOURTH
----------------------------------------------------------------------  ---------  ---------  ---------  ---------
Total revenues                                                          $  12,937  $  15,240  $  16,329  $  15,275
Total cost and expenses                                                    10,279     11,804     11,870     11,479
Provision for income taxes                                                  1,036      1,345      1,751      1,488
Net income                                                                  1,622      2,091      2,708      2,308
Earnings per share                                                            .14        .18        .24        .20

FY95                                                                       FIRST     SECOND      THIRD     FOURTH
-----------------------------------------------------------------------  ---------  ---------  ---------  ---------
Total revenues                                                           $   9,845  $  12,900  $  14,837  $  13,216
Total cost and expenses                                                      7,963     10,225     11,087     10,342
Provision for income taxes                                                     768      1,088      1,434      1,121
Net income                                                                   1,114      1,587      2,316      1,753
Earnings per share                                                             .10        .14        .20        .16

                                MAIL BOXES ETC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                        JANUARY 31,    APRIL
                                                                           1997          30
                                                                        (UNAUDITED)     1996
                                                                        ---------  -----------
                                           ASSETS
Current Assets:
 Cash and cash equivalents                                              $   4,659   $   1,416
 Restricted cash--franchisee deposits                                       1,726       2,073
 Short-term investments                                                    25,386      21,825
 Accounts receivable, net                                                   6,105       6,799
 Receivable from National Media Fund                                       --             770
 Inventories                                                                  698         544
 Current portion of notes receivable                                        7,109       6,756
 Current portion of net investment in sales-type and direct financing
   leases                                                                   2,349       2,414
 Deferred income taxes                                                      1,846       1,846
 Re-acquired area and center rights held for resale                           784         638
 Other current assets                                                       1,143       1,063
                                                                        ---------  -----------
  Total current assets                                                     51,805      46,144


 Notes receivable, net                                                     10,601      10,831
 Net investment in sales-type and direct financing leases                   6,449       7,518
 Property and equipment, net                                                5,110       5,381
 Excess of cost over assets acquired, net                                     398         441
 Re-acquired area rights                                                    6,530       3,240
 Deferred income taxes                                                      1,307       1,307
 Other assets                                                               1,017         904
                                                                        ---------  -----------
  Total assets                                                          $  83,217   $  75,766
                                                                        ---------  -----------
                                                                        ---------  -----------
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Accounts payable                                                       $   1,104   $   2,096
 Franchisee deposits                                                        2,308       2,619
 Royalties, referrals and commissions payable                               3,647       2,515
 Accrued employee expenses and related taxes                                1,620       1,963
 Other accrued expenses                                                     1,731       2,012
 Income taxes payable                                                         847         838
 Current maturities of debt and notes payable                                 430         958
                                                                        ---------  -----------
  Total current liabilities                                                11,687      13,001


Long-term debt, net of current maturities                                   4,023       1,402
Shareholders' equity:
 Preferred stock, no par value, 10,000,000 shares authorized,
   with none issued and outstanding                                        --          --
 Common stock, no par value, 40,000,000 shares authorized, with
   11,264,878 and 11,139,698 shares issued outstanding at January 31,
   1997 and April 30, 1996, respectively                                   15,931      14,944
Retained earnings                                                          51,576      46,419
                                                                        ---------  -----------
Total shareholders' equity                                                 67,507      61,363
                                                                        ---------  -----------
Total liabilities and shareholders' equity                              $  83,217   $  75,766
                                                                        ---------  -----------
                                                                        ---------  -----------

    See accompanying notes.

                                MAIL BOXES ETC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    (Unaudited)

                                                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                        --------------------  --------------------
                                                                        01/31/97   01/31/96   01/31/97   01/31/96
                                                                        ---------  ---------  ---------  ---------
Revenue:
        Royalty and marketing fees                                      $  11,063  $  10,088  $  26,648  $  23,390
        Franchise fees                                                      2,211      1,871      6,742      6,293
        Sales of supplies and equipment                                     3,049      2,163      9,978      8,048
        Interest income on leases and other                                 2,190      1,584      6,341      4,947
        Company centers                                                       325        458        956      1,387
                                                                        ---------  ---------  ---------  ---------
        Total revenues                                                     18,838     16,164     50,665     44,065
Cost and Expenses:
        Franchise operations                                                5,521      4,871     14,010     11,370
        Franchise development                                               1,392      1,150      4,345      3,902
        Cost of supplies and equipment sold                                 2,273      1,619      7,462      6,426
        Marketing                                                           1,452        907      4,513      3,081
        General and administrative                                          2,246      2,843      6,587      7,747
        Company centers                                                       320        480      1,001      1,426
        Litigation settlement expenses                                     --         --          5,000     --
                                                                        ---------  ---------  ---------  ---------
            Total cost and expenses                                        13,204     11,870     42,918     33,952
Operating Income                                                            5,634      4,294      7,747     10,113
Interest on investments and other                                             233        165        709        441
                                                                        ---------  ---------  ---------  ---------
Income before provision for income taxes                                    5,867      4,459      8,456     10,554
Provision for income taxes                                                  2,310      1,751      3,299      4,132
                                                                        ---------  ---------  ---------  ---------
        Net income                                                      $   3,557  $   2,708  $   5,157  $   6,422
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
        Net income per common share:                                    $     .30  $     .24  $     .44  $     .56
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Weighted average common and common equivalent shares outstanding           11,798     11,495     11,782     11,410
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

    See accompanying notes.

                                MAIL BOXES ETC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (In thousands)
                                  (Unaudited)

                                                                                                NINE MONTHS ENDED
                                                                                                JANUARY 31,
                                                                                               --------------------
                                                                                              1997          1996
                                                                                            ---------     ---------
Operating Activities:
  Net income                                                                                   $5,157     $   6,422
    Adjustments to reconcile net income to net cash provided from (used in) operating activities:
      Depreciation and amortization                                                               805        769
      Gain on sale of equipment under sales-type lease agreements                                (361)      (437)
    Changes in assets and liabilities:
      Restricted cash                                                                             347        234
      Accounts and notes receivable                                                               466     (1,026)
      Receivable from National Media Fund                                                         770     (1,220)
      Assets leased to franchisees and inventories                                             (1,362)    (1,082)
      Re-acquired area and center rights                                                          (46)       526
      Other current assets                                                                        (80)        72
      Other assets                                                                                (316)      (145)
      Accounts payable                                                                            (992)       796
      Franchisee deposits                                                                         (311)      (123)
      Royalties, referrals and commissions payable                                               1,132      1,178
      Accrued employee expenses and related taxes                                                 (343)       166
      Other accrued expenses and litigation                                                       (188)       829
      Income taxes payable                                                                           9       (227)
                                                                                               ---------  ---------
          Net cash flows provided from operating activities                                      4,687      6,732
Investing Activities:
      Net change in short-term investments                                                      (3,561)    (5,074)
      Additions to property and equipment                                                         (307)      (246)
      Principal payments received on sales-type leases                                           2,703      2,815
      Re-acquired area rights                                                                     (439)      (135)
                                                                                               ---------  ---------
          Net cash flows used in investment activities                                          (1,604)    (2,640)
Financing Activities:
      Borrowings under revolving loan                                                             930       3,520
      Repayments under revolving loan                                                          (1,700)     (2,300)
      Repayments on notes payable                                                                (260)       (103)
      Repurchase of common shares                                                                (283)     (1,129)
      Proceeds from the issuance of common shares                                               1,473         997
                                                                                               ---------  ---------
          Net cash flows provided from financing activities                                       160         985
Increase in cash and cash equivalents                                                            3,243      5,077
Cash and cash equivalents at beginning of period                                                 1,416        391
                                                                                               ---------  ---------
Cash and cash equivalents at end of period                                                       $4,659   $ 5,468
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Supplemental Disclosure for Cash Flow Information:
      Cash paid during the period for income taxes                                               $3,351     $ 4,737
      Interest                                                                                      171         118
Supplemental Schedule with Non-Cash Investment and Financing

Activities:
      Equipment sold under sales-type agreements                                                 $1,568     $ 1,821
      Additions to debt for acquisition of equipment                                              --            109
      Additions to debt for acquisition of Area rights                                            1,343         --

    See accompanying notes.

                                MAIL BOXES ETC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ITEM 1.BASIS OF PRESENTATION:

    Note 1.Presentation

    The condensed consolidated balance sheet as of January 31, 1997, the condensed consolidated statements of operations for the three-month periods and nine-month periods ended January 31, 1997 and 1996, and the condensed consolidated statements of cash flows for the nine-month periods then ended have been prepared by Mail Boxes Etc. (the "Company") without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows have been made.

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In addition, certain Risk Factors may also impact future financial reports. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the 1996 Annual Report on Form 10-K, as well as the Risk Factors discussed in the Form 10-K report. The results of operations for the quarter and the nine months ended January 31, 1997 are not necessarily indicative of the operating results for the full year.

    Certain reclassifications have been made to prior period balances to conform to current period presentations.

    Note 2.Litigation

    On November 6, 1996, the Company entered into a comprehensive settlement of various lawsuits and claims made by certain franchisees in several lawsuits being pursued in San Diego County Superior Court.

    Under the settlement agreement, the Company agreed to pay $4 million in cash and deliver an aggregate amount of 39,080 shares of its common stock over a period of two years. This settlement expense is reflected in the Company's financial results for the second quarter ended October 31, 1996, by establishing a $5 million reserve.

    The Company is still involved in various other lawsuits and potential claims from its franchisees and employees which arise in the ordinary course of the Company's business. While the Company cannot predict the outcome of all other matters, management does not believe that the disposition of these other matters will have a material adverse effect on the Company's results of operations or financial position.